  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of CN Energy Group. Inc. and its subsidiaries of our report dated February 18, 2025 relating to the consolidated financial statements for the years ended September 30, 2024 and 2023, which appear in the 2024 Annual Report on Form 20-F.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Enrome LLP

Singapore

October 29, 2025

PCAOB ID #6907

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com